                      Fremont Home Loan Owner Trust 1999-1
                         Statement to Certificateholder

                                                            Record Date: 5/31/99
                                                  Previous Distribution: 5/25/99
                                                      Distribution Date: 6/25/99


====================================================================================================================================
                                       Original         Beginning                                                         Ending
                      Certificate     Certificate      Certificate                                         Total       Certificate
  Class      Cusip       Rate           Balance          Balance          Interest      Principal      Distribution      Balance
------------------------------------------------------------------------------------------------------------------------------------
    A      35729BAA9    5.2375%     415,545,505.00    403,651,704.07    1,820,497.22   3,840,805.96    5,661,303.18   399,810,898.11
Factors
  per
Thousand                                                                  4.38098162     9.24280473     13.62378635     962.13505693
------------------------------------------------------------------------------------------------------------------------------------
    R                   0.0000%          0.00              0.00             0.00           0.00            0.00            0.00
------------------------------------------------------------------------------------------------------------------------------------
  Totals                            415,545,505.00    403,651,704.07    1,820,497.22   3,840,805.96    5,661,303.18   399,810,898.11
------------------------------------------------------------------------------------------------------------------------------------

First Union National Bank                                       Robert Ashbaugh
Structured Finance Trust Services                                Vice President
230 South Tryon Street, 9th Floor                           Phone: 704-383-9568
Charlotte, North Carolina  28288-1179                         Fax: 704-383-6039

                      Fremont Home Loan Owner Trust 1999-1
                         Statement to Certificateholder

                                                            Record Date: 5/31/99
                                                  Previous Distribution: 5/25/99
                                                      Distribution Date: 6/25/99


================================================================================

                             Schedule of Remittance

Available Collection Amount                                  5,899,990.46
(Trust Fees and Expenses)                                     (238,687.28)
Available Payment Amount                                     5,661,303.18
Regular Payment                                              4,499,489.38
Excess Spread                                                1,161,813.80
                                                        ------------------



Fees
Servicer Fee                                                   118,448.57
Master Servicer Fee                                             50,763.67
Indenture Trustee Fee                                            2,199.76
Guaranty Insurance Premium                                      67,275.28
                                                        ------------------
Total Fees                                                     238,687.28


================================================================================

                             Collateral Information

Aggregate Beginning Balance of Loans                              406,109,366.95
Aggregate Ending Balance of Loans                                 403,430,374.79
Interest Carry-Forward                                                      0.00
Loan Count                                                                 3,571
Net Excess Cash                                                             0.00


Net Loan Losses                                                             0.00
Net Loan Losses - Aggregate                                                 0.00
Overcollateralization Amount                                        3,619,476.68
Overcollateralization Deficiency Amount                            13,002,343.52
Overcollateralization Step-up Test Level                                   0.00%
Overcollateralization Target Amount                                16,621,820.20
Principal Prepayments                                               2,476,705.48
Scheduled Principal                                                   202,286.68


Securities Insurer Reimbursement                                            0.00
Six Month Average Delinquency                                            0.2171%
Spread Squeeze %                                                         3.4330%
Three Month Average Annualized Losses                                      0.00%
Trigger Event?                                                                No
Unpaid Securities Insurer Reimbursement                                     0.00
Weighted Average Home Loan Interest Rate (WAC)                           9.8652%
Weighted Average Maturity (WAM)                                           358.23




================================================================================

First Union National Bank                                       Robert Ashbaugh
Structured Finance Trust Services                                Vice President
230 South Tryon Street, 9th Floor                           Phone: 704-383-9568
Charlotte, North Carolina  28288-1179                         Fax: 704-383-6039

                      Fremont Home Loan Owner Trust 1999-1
                         Statement to Certificateholder

                                                            Record Date: 5/31/99
                                                  Previous Distribution: 5/25/99
                                                      Distribution Date: 6/25/99

----------------------------------------    ------------------------------------------------------------------------------------
  Aggregate Ending Balance of Loans             Delinquent Infor.              # Loans          Amount                     %
----------------------------------------    ------------------------------------------------------------------------------------
$                    403,430,374.79         Delinquent 0-30 Days                 120        12,711,810.00              3.150930%
----------------------------------------    Delinquent 31-60 Days                 64         6,273,711.40              1.555091%
                                            Delinquent 61-90 Days                 25         2,244,236.69              0.556288%
                                            Loans in Foreclosure                  1            125,242.76              0.031044%
                                            REO                                   0              0.00                  0.000000%
                                            Bankruptcy Loans                      3            240,345.77              0.059576%
                                            ------------------------------------------------------------------------------------
                                                       Total                     213        21,595,346.62              5.352930%
                                            ------------------------------------------------------------------------------------



                                            ------------------------------------------------------------------------------------
                                                Delinquent Infor.              # Loans          Amount                Cumulative
                                            ------------------------------------------------------------------------------------
                                            Defaulted Home Loans                  0              0.00                 125,242.76
                                            Liquidated Home Loans                 0              0.00                     0.00
                                            Deleted Home Loans                    0              0.00                     0.00
                                            ------------------------------------------------------------------------------------

First Union National Bank                                       Robert Ashbaugh
Structured Finance Trust Services                                Vice President
230 South Tryon Street, 9th Floor                           Phone: 704-383-9568
Charlotte, North Carolina  28288-1179                         Fax: 704-383-6039